Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10017 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

September 18, 2017

Jakroo Inc.

5906 Stoneridge Mall Road

Pleasanton, CA 94588

Re:       Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Jakroo Inc., a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-1 (File No. 333-217412), as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company for resale by the selling stockholders listed in the prospectus included as part of the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 1,708,650 shares (the “Resale Shares”) of common stock, par value $0.001 per share, of the Company.

In connection with the opinion expressed herein, we have examined (i) the Registration Statement, as amended to date; (ii) the Articles of Incorporation of the Company, as amended to date; (iii) the transaction documents entered into between the Company and the Selling Stockholders, including all purchase agreements entered into by and between the Company and each of the Selling Stockholders; (iv) written consents of the Board of Directors of the Company provided to us by the Company; and (v) such additional documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Resale Shares are duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of Nevada and the laws of the State of New York, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP